Exhibit 99.1

FOR IMMEDIATE RELEASE

Jamie Fulmer (864) 342-5633

jfulmer@advanceamerica.net

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. ANNOUNCES EXPIRATION OF THE “GO SHOP” PERIOD

SPARTANBURG, SC — April 2, 2012 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA) (the “Company”), today announced the expiration of the 45-day “go shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger dated as of February 15, 2012 by and among the Company, Eagle U.S. Sub, Inc., and Eagle U.S. Merger Sub, Inc.  Eagle U.S. Sub, Inc. is a wholly owned subsidiary of Grupo Elektra S.A. de C.V. (“Grupo Elektra”).

After a broad solicitation of financial and strategic parties during the go-shop period, which ended at 11:59 p.m. (Central time) on March 31, 2012, the Company did not receive any alternative acquisition proposals.

The Company expects the transaction to close in the second quarter of 2012, subject to satisfaction of the closing conditions described in the merger agreement, including receipt of stockholder approval.

About Advance America, Cash Advance Centers, Inc.

Founded in 1997, Advance America is the leading provider of non-bank cash advance services in the United States, with approximately 2,600 centers in 29 states, the United Kingdom, and Canada. Advance America offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. Advance America is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit (www.advanceamerica.net) for more information.

Forward-Looking Statements and Information:

This Current Report and the exhibits furnished herewith contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) the inability to consummate the Merger due to the failure to obtain the Stockholder Approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the Merger on the Company’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this release, whether as a result of new information, future events, or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed a proxy statement with the SEC and mailed to its shareholders a definitive proxy statement regarding the proposed acquisition of the Company by Grupo Elektra.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS.  Stockholders may obtain the proxy statement free of charge on the Company’s website at http://www.advanceamerica.net. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition of the Company by Grupo Elektra.  Information about the Company’s directors and executive officers and their holdings of Company securities is set forth in the definitive proxy statement for the proposed acquisition of the Company by Grupo Elektra, and also is available in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011.